SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2005

CINERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2005, Cinergy Corp. (the “Company”) announced that, effective immediately, Mr. James L. Turner, Executive Vice President and Chief Financial Officer of the Company, was named President of the Company.  In his new capacity, Mr. Turner will be primarily responsible for all regulated operations, as well as the Company’s corporate development and strategic planning activities.  The title of President was formerly held by Mr. James E. Rogers.  Mr. Rogers remains Chairman and Chief Executive Officer of the Company.  Ms. Lynn J. Good, Vice President, Finance and Controller, was named Executive Vice President and Chief Financial Officer and will be primarily responsible for the Company’s financial and accounting operations.  The Company also announced that David L. Wozny, Chief Financial Officer of the Commercial Business Unit, was named Vice President and Controller.

Ms. Good and Messrs. Turner and Wozny each previously entered into an employment agreement with the Company that provides them with compensation and benefits, including a minimum base salary, participation in the Company’s Annual Incentive Plan and Long-Term Incentive Plan, and severance benefits upon a qualifying termination of employment, that are comparable to those provided to similarly-situated executives of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Dated: August 30, 2005	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer